UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2023

Commission File Number: 000-56419

EDGE DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

delaware	46-3892319
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3550 Lenox Road NE. 21st Floor Atlanta GA 30326

(Address of principal executive offices)

(833) 682-2428

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock	EDGS	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2023, the Board of Directors of EDGE DATA SOLUTIONS, INC. (“EDGE” or “Company”) appointed Lynda Childs to serve as the Company’s Chief Financial Officer. This appointment is currently on an interim, fractional basis and has no defined term.

Ms. Childs, 62, is a certified public accountant who started her financial career with one of the Big Four international accounting firms over 30 years ago, before progressing through internal audit roles at Service Corporation International, Inc. Most recently, she has served as a Director of My Way in DR, SRL, a private real estate company in the Dominican Republic since 2018 in which she has been responsible for providing financial analysis of investment properties to private investors. In 2021, she also formed her own financial consulting practice, My Way 24-7, which has supported small to medium size enterprises grow into their next steps by evaluating their financial operations, in addition to designing industry-specific accounting processes, internal controls, key performance indicators and monitor their progress.

Previously, she served as a Finance Manager of IKEA Ltd for the United Kingdom and Ireland from 2015 to 2018, and has provided financial reporting, management consulting and controllership services to several public and private companies in various countries throughout her career.

Item 9.01.	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE DATA SOLUTIONS, INC.

	By:	/s/ Delray Wannemacher
Date: January 20, 2023		Delray Wannemacher CEO and Chairman of the Board